Exhibit 99(a)


Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-2


Original Principal Class A                     1,050,000,000.00
   Class A-1                                     912,000,000.00
   Class A-2                                      48,000,000.00
   Class A-3                                      90,000,000.00
Number of Class A Bonds (000's)                    1,050,000.00
   Class A-1                                         912,000.00
   Class A-2                                          48,000.00
   Class A-3                                          90,000.00
Original Principal Class B                        57,000,000.00
Number of Class B Bond (000's)                        57,000.00
Original Principal Certificates                   42,000,000.00
Number of Certificates Bond (000's)                   42,000.00

Distribution Date                                                 2002 Totals
Days

CLASS A
Principal Distribution                                             48,862,722.49
Class A-1 Interest Distribution                                     3,269,738.66

Principal Distribution                                             10,340,353.63
Class A-2 Interest Distribution                                       730,256.91

Principal Distribution                                             12,220,417.92
Class A-3 Interest Distribution                                       908,291.52


CLASS B
Principal Distribution                                              7,990,273.26
Interest Distribution                                                 661,140.86

CERTIFICATES
Principal Distribution                                              6,580,225.04
Interest Distribution                                                 622,013.40